UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2025, ZP OH Columbus, LLC (“ZP Columbus”), an affiliated entity of Zoned Properties, Inc. (the “Company”), closed the acquisition of commercial real estate located at 601 S. High Street, Columbus, OH (the “Columbus Property”). In connection therewith, on April 4, 2025, the Company delivered that certain Commercial Guaranty (the “Columbus Guaranty”), dated as of March 31, 2025, to First Fidelity Bank (“First Fidelity”). The Columbus Guaranty contains customary representations, warranties, covenants and other provisions for a transaction of this type. The description contained herein of the Columbus Guaranty does not purport to be complete and is qualified in its entirety by reference to the copy of the Columbus Guaranty, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On March 31, 2025, ZP Columbus and First Fidelity entered into a Business Loan Agreement (the “Columbus Loan Agreement”), pursuant to which First Fidelity agreed to lend to ZP Columbus $1,500,000 (the “Columbus Loan”) for purchase of the Columbus Property, to be evidenced by a promissory note, dated as of March 31, 2025, in the principal amount of $1,500,000, issued by ZP Columbus in favor of First Fidelity (the “Columbus Note”). The Columbus Loan Agreement and the Columbus Note were entered into in the ordinary course of the Company’s business. The Columbus Property will be used as collateral for the Columbus Loan. The Company guaranteed the Columbus Loan Agreement pursuant to the Columbus Guaranty. The Company believes that the fair value of the Columbus Guaranty is nominal since the fair value of the Columbus Property exceeds the amount of the Columbus Loan.  Pursuant to the terms of the mortgage on the Columbus Property, ZP Columbus agreed to grant to First Fidelity all of ZP Columbus’ right, title and interest in and to all present and future leases of the Columbus Property and all rents from the Columbus Property to secure the payment by ZP Columbus when due of indebtedness evidenced by the Columbus Note, and performance of obligations under the Columbus Note, the Columbus Loan Agreement and the related transaction documents.

Item 7.01. Regulation FD Disclosure.

On April 4, 2025, ZP Columbus closed the acquisition of the Columbus Property.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Commercial Guaranty, delivered on April 4, 2025 and dated as of March 31, 2025, by Zoned Properties, Inc. in favor of First Fidelity Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: April 10, 2025	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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